UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GUSHEN INC.

(Exact name of Registrant as specified in its charter)

Nevada	47-3413138
(State of Incorporation)	(I.R.S. Employer Identification No.)

Room 1701-1703, 17/F, The Metropolis Tower, 10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-204600

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.0001 PER SHARE

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Registrant is set forth under the caption “Description of Securities To Be Registered” in the Registrant’s Registration Statement on Form S-1 (File No. 333-204600) as filed with the Securities and Exchange Commission on June 01, 2015, and as amended, which description is herein incorporated by reference.

Item 2.    Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation*
3.2	Bylaws *

* As filed in the Registrant’s Registration Statement on Form S-1 Amendment No.2 (File No. 333-204600) on July 23, 2015.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GUSHEN INC.
(Registrant)

Date: July 26, 2016	By:	/s/ Huang Pin Lung
Name: Huang Pin Lung Title: Chief Executive Officer, President, Secretary, Treasurer, Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

Date: July 26, 2016	By:	/s/ Cheung Yat Kit
Name: Cheung Yat Kit Title: Director

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